Exhibit 10.25


                               INVESTOR AGREEMENT

         This Investor Agreement ("Agreement") is made as of this 30 day of July, 1997 by and between Fiberstars, Inc., a California corporation (the
"Company"),  and  Advanced  LightingTechnologies,   Inc.,  an  Ohio  corporation
("ADLT").

                                    RECITALS

         WHEREAS, ADLT is, on or about the time of execution of this Agreement, purchasing an aggregate of 630,111 shares of Common Stock of the Company from Belfield Services, Inc. ("Belfield"); and

         WHEREAS, in connection with the foregoing transaction, ADLT is desirous of obtaining a seat on the Company's Board of Directors (the "ADLT Board Seat"); and

         WHEREAS, the Company currently has a single vacancy on its Board of Directors and is desirous of adding a representative of ADLT to the Board effective as of the date of this Agreement; and

         WHEREAS, the parties hereto wish to set forth their agreements relative to transactions in the Company's securities by ADLT, among other things;

         NOW THEREFORE in consideration of the mutual promises and covenants set forth herein, the Company and ADLT agree as follows:

                       Ownership and Control Restrictions

              1. Standstill Agreement. Notwithstanding any other provisions of this Agreement, without the written consent of the Company and the majority of Company's Directors not nominated by ADLT or its affiliates, successors in interest, nominees or assignees, neither ADLT nor its affiliated entities will acquire beneficial ownership (which term shall include for the purposes of this Agreement, without limitation, direct or indirect ability to influence voting) of any securities of the Company entitled to vote with respect to the election of any directors of the Company ("Voting Securities"), any security convertible into, exchangeable for, exercisable for or that may become any Voting Securities or any other right to acquire Voting Securities, if after such acquisition the Voting Securities then beneficially owned by ADLT and/or its affiliated entities, together with the Voting Securities with respect to which ADLT and/or such entities have the right or future right to acquire such beneficial ownership, represent (or will represent when outstanding) voting power greater than Thirty Percent (30%) of the voting power of all then outstanding Voting Securities (as determined if all outstanding Voting Securities were voting together).

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                  a) Voting Trust,  etc. Neither ADLT nor any affiliated  entity shall deposit any Voting Securities in a voting trust, or, except as otherwise provided herein, subject any Voting Securities to any arrangement or agreement with respect to the voting of such Voting Securities.

                  b) Solicitation of Proxies. Without the Company's prior written consent, neither ADLT nor any affiliated entity shall solicit proxies with respect to any Voting Securities, nor shall any of them become, with respect to the election or removal of any of the Company's directors, a "participant" within the meaning of Rule 14a-11 of Regulation 14A under the Exchange Act; provided, however, that ADLT shall not be deemed to be a "participant" under such role by reason of the membership of its designee on the Company's Board of Directors.

                  c) Acts in Concert with Others. Neither ADLT nor any affiliated entity shall join a partnership, limited partnership, syndicate or other group, or otherwise act in concert with any third person, for the purpose of acquiring, holding, voting or disposing of Voting Securities. The foregoing prohibition shall not prevent ADLT from joining a partnership, limited partnership, syndicate or other group not formed or perpetuated for any such purpose which acquires, holds or disposes of Voting Securities, provided that neither ADLT nor any affiliated entity is able, either directly or indirectly, to vote such Voting Securities.

         2. Notice of Voting Securities Purchases and Sales. ADLT shall advise the management of the Company as to its and its affiliated entities' plans to acquire or dispose of beneficial ownership of any Voting Securities, or rights thereto, reasonably in advance of any such action. All purchases of Voting Securities of the Company by ADLT and its affiliated entities shall be made in compliance with applicable laws and regulations.


         3. Voting; Appointment of Director. Unless the Company otherwise consents in writing, ADLT shall take such action as may be required so that all such Voting Securities are voted with management on all matters, other than the election of directors, to be voted on by holders of Voting Securities in not less than the same proportion as the votes cast by the other holders of Voting Securities with respect to such matters. ADLT and its affiliated entities, as holders of shares of Voting Securities, shall be present, in person or by proxy, at all meetings of stockholders of the Company so that all shares of Voting Securities beneficially owned by ADLT and/or its affiliated entities may be counted for the purposes of determining the presence of a quorum at such meetings.

              Effective upon the closing of the transactions described in that certain Stock Purchase Agreement of even date herewith among the Company, ADLT and Belfield Services, Inc., the Company agrees to appoint a nominee of ADLT (the "ADLT Nominee") reasonably acceptable to the Company's Board of Directors, to hold office until the next annual meeting of the Company's shareholders and until his successor is duly elected and qualified. The Company agrees to take such action as is reasonably necessary to cause the election of the ADLT Nominee to the Company's Board of Directors. Once elected, the ADLT Nominee may not be removed from the Board other than for cause. Any vacancy created on the Board as a result of the resignation, death, disability or removal of the ADLT Nominee shall be filled by the nomination of a replacement director by ADLT reasonably acceptable to the Company and the prompt

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appointment  of such nominee by the  remaining  directors to fill such  vacancy.
Notwithstanding the foregoing, the Company's obligations under this Section 3 shall terminate if the percentage of Voting Securities of the Company owned beneficially and of record by ADLT becomes less than Fifteen Percent (15%).

         4. Restrictions on Transfer of Voting Securities. Neither ADLT nor any affiliated entity shall dispose of beneficial ownership or voting control of Voting Securities or any right thereto except (i) to the Company or any person or group approved by the Company; (ii) to a corporation or other entity of which ADLT owns not less than 50% of the voting power entitled to be cast in the election of directors or managers, as the case may be (a "Controlled Enterprise"), so long as such Controlled Enterprise agrees to hold such Voting Stock subject to all the provisions of this Agreement, including this Section 4, and agrees to transfer such Voting Securities to ADLT or another Controlled Enterprise of ADLT if it ceases to be a Controlled Enterprise of ADLT; (iii) pursuant to a bona fide public offering registered under the Securities Act of either Voting Securities or securities exchangeable or exercisable for Securities (in which ADLT obtains more than 10% of the offering and ADLT does not have the ability to select the purchasers); (iv) pursuant to Rule 144 under the Securities Act (provided that if Rule 144(k) is available, such transfer nevertheless is within the volume limits and manner of sale requirements applicable to non-144(k) transfers under Rule 144); (v) in transaction not described in (i), (ii), (iii), (iv) or (vi) hereof so long as such transactions do not, directly or indirectly, result in any person or group owning or having the right to acquire or intent to acquire beneficial ownership of Voting Securities with aggregate voting power of five percent (5%) or more of the aggregate voting power of all outstanding Voting Securities (as determined if all Voting Securities were voting together); or (vi) in response to an offer to purchase or exchange for cash or other consideration any Voting Securities that
(a) is made by or on behalf of the Company, or (b) is made by another person or group and is not opposed by the Board of Directors of the Company within the time such Board is required, pursuant to regulations under the Exchange Act, to advise Company stockholders of such Board's position on such offer. ADLT's obligations pursuant to this Section 4 shall terminate effective upon termination of the Company's obligations pursuant to Section 3 hereof.

         5. Right to Maintain. If the percentage interest of the Purchaser in the Total Voting Power (as defined below) of the Company is reduced as a result of an issuance by the Company of Common Stock or of any other voting security of the Company (including any issuance following conversion of any security convertible into or exchangeable for Common Stock or any other voting security of the Company or upon exercise of any option, warrant or other right to acquire any Common Stock or any other voting security of the Company), the Company shall so notify the Purchaser by written dated notice within 10 calendar days after such issuance and shall offer to sell to the Purchaser, and if such offer is accepted within 10 calendar days of receipt of such offer, shall sell to the Purchaser, at a purchase price per share equal to the Average Market Price per share on the date of the Company's notice given pursuant to this Section 5, that number of shares of Common Stock which, if purchased by the Purchaser, would result in the Purchaser's retaining the percentage interest in the Total Voting Power of the Company in effect prior to such reduction of its interest, up to a percentage interest of Twenty-Five Percent (25%). For purposes of this Agreement, the Average Market Price of any security at any date shall be the

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average of the closing prices for a share of such security on the 10 consecutive trading days ending on the trading date last preceding the date of determination of such price, as reported on the Nasdaq National Market System ("NMS") or, if such closing prices shall not be reported on the NMS, the average of the mean between the closing bid and asked prices of a share of such security on such 10 consecutive trading days as so reported or, if such prices shall not be so reported, as the same shall be reported by the Nasdaq Over-the-Counter Market or, in all other cases, the value set in good faith by the Company's Board of Directors. The purchase and sale of any shares of Common Stock pursuant to any offer made under this Section 5 that is accepted by the Purchaser shall take place at 10:00 a.m. on the business day following the expiration or early termination of all waiting periods imposed on such purchase and sale by the Hart-Scott-Rodino Antitrust Improvements Act ("HSR Act") or, if no waiting period is imposed on such purchase and sale by the HSR Act, on the business day following the Purchaser's acceptance of such offer at the offices of the Company, or at such other time and place as the Company and the Purchaser may agree. The Company and the Purchaser will use their best efforts to comply with
all  federal  and  state  laws  and  regulations  and  stock  exchange   listing
requirements applicable to any purchase and sale of shares of Common Stock under this Section 5. The issuance of such shares shall be subject to compliance with applicable stock exchange or Nasdaq requirements and there shall not then be in effect any order enjoining or restraining such exercise on issuance.

              Notwithstanding the foregoing, if any issuance of securities or rights to acquire securities requiring the Company to make an offer under this
Section 5 shall be for a number of securities representing less than 3% of the Total Voting Power of this Company in effect immediately following such issuance, the Company shall have the right to delay giving the notice otherwise required by this Section 5 until the earlier of (i) the next issuance which, together with all issuances after which notice was delayed pursuant to this sentence, shall represent an aggregate of 3% or more of the Total Voting Power of the Company then in effect or (ii) the 45th calendar day next preceding the last day of the Company's then fiscal year for accounting purpose and, thereupon, the Company shall give such notice with respect to all shares of Common Stock which it shall be obligated to offer to sell to the Purchaser and which shall not have been the subject of a previous notice pursuant to this
Section 5. The right of delay set forth in this paragraph shall not apply to any insurance by the Company that results in the percentage of the Total Voting Power of the Company held by ADLT declining below twenty-two percent (22%).

              As used in this Agreement, the term "Total Voting Power of the Company" means the total number of votes which may be cast in the election of directors of the Company at any meeting of shareholders of the Company if all securities entitled to vote in the election of directors of the Company were present and voted at such meeting, other than votes that may be cast only upon the happening of a contingency.


         6. Governing Law. This Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California.

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         7. Amendment of Registration Rights; Consent to Assignment. The Company
hereby consents to the assignment to ADLT of all of the rights, preferences and privileges afforded Belfield Services, Inc. and its predecessor in interest, Pacific Technology Fund ("PTF"), pursuant to that certain Registration Rights Agreement among the Company and the Holders (as defined therein) dated June 27, 1990, as amended through and including Amendment No. 3 thereto dated as of August, 1994 (the "RRA").

              The Company represents and warrants that (i) as of the date hereof there has been no exercise of any demand registration right pursuant to Section
2.1 of the RRA; and (ii) upon due execution of Amendment No. 4 to the RRA of even date herewith by the Company and Belfield (the successor in interest to PTF) the rights and preferences of Belfield under the RRA may be validly assigned to ADLT.

         8. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Investor Agreement effective as of the date and year first above written.


FIBERSTARS, INC.                           ADVANCED LIGHTING
                                           TECHNOLOGIES, INC.



By: /s/ David N. Ruckert                   By: /s/ Louis S. Fisi
   ---------------------------                 ----------------------------
Title: President, CEO                      Title:  Executive Vice President
       ---------------------------                 ----------------------------


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